Exhibit 1.1

CANADIAN SOLAR INC.

Common Shares
No Par Value

DISTRIBUTION AGENCY AGREEMENT

May 27, 2021

US Tiger Securities Inc.

437 Madison Avenue, 27th Floor

New York, New York 10022

Attn: Dajiang Guo; Tony Tian

Dear Sirs:

1.             Introductory. Canadian Solar Inc., a corporation continued in British Columbia, Canada (“Company”), agrees with US Tiger Securities Inc. (the “Manager”) to issue and sell from time to time through the Manager, as sales agent, its common shares, no par value (the “Common Shares”), having an aggregate offering price of up to $150,000,000 (the “Shares”) on the terms set forth herein.

The Manager agrees that whenever the Company determines to sell the Shares through the Manager, acting as sales agent, the Manager will send to the Company a notice (a “Transaction Notice”), confirming the agreed terms of such proposed transaction and the Company shall promptly indicate its acceptance thereof by countersigning and returning such Transaction Notice by the means set forth in Section 8 hereof or by sending an email confirming acceptance of such Transaction Notice (provided, that following such email confirming acceptance, the Company will also promptly return the countersigned Transaction Notice to the Manager by the means set forth in Section 8 hereof), in each case in accordance with Section 3 of this Agreement. The Company agrees that whenever it determines to sell the Shares directly to the Manager, as principal, it will enter into a separate agreement (a “Terms Agreement”) in form and substance satisfactory to the Manager and the Company relating to such sale in accordance with Section 3 of this Agreement.

2.             Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Manager that:

(a)           Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form F-3 (No. 333-256526), including a related prospectus or prospectuses, covering the registration of the Shares under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means, the time of each sale of any Shares pursuant to this Agreement (including pursuant to any applicable Transaction Notice or Terms Agreement).

“Basic Prospectus,” as used herein, means the base prospectus filed as part of each Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement.

“Bring-Down Date” means (i) each time that the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (excluding a prospectus supplement relating solely to the offering of securities other than the Shares), (ii) each date on which the Company shall file an Annual Report on Form 20-F, (iii) each time on which the Company shall file or furnish to the Commission a report on Form 6-K including a quarterly report or an earnings release or containing financial statements incorporated by reference into the Registration Statement and the General Disclosure Package (as defined below), (iv) on a biweekly or longer basis beginning May 28, 2021 and as requested by the Manager, provided that such date shall only constitute a Bring-Down Date if (A) an offering of Shares under this Agreement, a Transaction Notice or a Terms Agreement is contemplated or (B) sales of Shares have been made pursuant to this Agreement, a Transaction Notice or a Terms Agreement in the period beginning on the last Bring-Down Date and ending on such date, (v) the date of this Agreement, (vi) any time of recommencement after a suspension as described in Section 3(c) or (vii) any other time as the Manager so reasonably requests.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Shares means each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” means the Securities Exchange Act of 1934.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule A to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“NASDAQ” means the NASDAQ Stock Market LLC.

“Prospectus” means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement, including any documents incorporated by reference therein.

“Prospectus Supplement” means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act within the time period prescribed therein, in the form furnished by the Company to the Manager in connection with the offering of the Shares.

“Representation Date” means (i) each Time of Acceptance (as defined below), (ii) each Applicable Time and (iii) each Bring-Down Date.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ.

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Unless otherwise specified, (i) a reference to a “rule” is to the indicated rule under the Act and (ii) a reference to any document includes any document incorporated by reference therein.

(b)           Compliance with Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time and (D) on each Settlement Date, the Registration Statement conformed and will conform in all respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Prospectus pursuant to Rule 424(b) and (C) at each Applicable Time and (D) on each Settlement Date, the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by the Manager specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 6(b) hereof.

(c)           Shelf Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective time of the Registration Statement.

(d)           Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) at each Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Shares, all as described in Rule 405.

(e)           General Disclosure Package. As of each Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to each Applicable Time, the Prospectus and the other information, if any, stated in Schedule A to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, will include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Manager specifically for use therein, it being understood and agreed that the only such information furnished by the Manager consists of the information described as such in Section 6(b) hereof.

(f)            Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Manager as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Manager and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g)           Financial Statements. The consolidated financial statements of the Company, together with the related notes, set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply as to form in all material respects with the requirements of the Rules and Regulations and fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States consistently applied throughout the periods involved. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Any pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included in the Registration Statement, the General Disclosure Package and the Prospectus, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, any preliminary prospectus or the Prospectus under the 1933 Act or the 1933 Act Regulations. Deloitte Touche Tohmatsu Certified Public Accountants LLP, which has expressed its opinion with respect to the financial statements and schedules incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus, is an independent public accounting firm with respect to the Company and its subsidiaries as required by the Act and the Exchange Act and the rules and regulations of the Commission thereunder.

(h)           Good Standing of the Company. The Company has been duly organized, is validly existing as a corporation in good standing under the laws of British Columbia, Canada has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company and its subsidiaries, taken as a whole, or adversely affect the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Registration Statement, the General Disclosure Package and the Prospectus (“Material Adverse Effect”).

(i)            Subsidiaries. All of the subsidiaries of the Company are listed on Schedule B to this Agreement except for certain subsidiaries of the Company that are not material to the business or prospects of the Company individually or taken together as a group. Each subsidiary of the Company has been duly organized, is validly existing as a corporation, partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its respective property and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. Each subsidiary’s business license, if applicable, is in full force and effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued or paid in installments in accordance with applicable procedures under the laws and regulations of the People’s Republic of China (the “PRC”) or other applicable law, are fully paid and non-assessable and, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except for the liens and encumbrances incurred in connection with loans and other financing facilities that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and were issued in compliance with the laws of the PRC or other applicable securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. The articles of association, by-laws and other applicable constitutional documents of each subsidiary comply with the requirements of applicable law and are in full force and effect.

(j)            Authorization of Agreement. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(k)           Authorization and Description of Shares. The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus; and all of the outstanding Common Shares have been duly authorized and are validly issued, fully paid and non-assessable, were issued in compliance with all United States federal and state, Canadian provincial and other applicable securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right and conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. All of the Company’s options, warrants and other rights to purchase or exchange any securities for the Company’s Common Shares have been duly authorized and validly issued, conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus and were issued in compliance with all United States federal and state, Canadian provincial and other applicable securities laws.

(l)            Shares. The Shares have been duly authorized, and, when the Shares have been delivered and paid for in accordance with this Agreement on each Settlement Date, will be validly issued, fully paid and non-assessable, and will be issued in compliance with all United States federal and state, Canadian provincial and other applicable securities laws and the issuance of the Shares will not be subject to any preemptive rights, rights of first refusal or similar rights.

(m)          Absence of Defaults and Conflicts Resulting from Transaction. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement does not and will not conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance on any property or assets of the Company and its subsidiaries pursuant to, (i) the articles of the Company or the organizational or other governing documents of any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (ii) or (iii)  above, for such conflicts, breaches, violations, liens, charges or encumbrances that, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(n)           Absence of Further Requirements. No consent, approval, authorization, filing with or order of any court or governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as has been obtained under the Act, such as may be required under the blue sky laws of any state of the United States or securities laws of any Canadian province in connection with the purchase and distribution of the Shares by the Manager in the manner contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus.

(o)           No Material Adverse Change in Business. Subsequent to the dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any change in the capital stock or long-term borrowings of the Company or any of its subsidiaries or any material adverse change, or any development that would reasonably be expected to result in a material adverse change in the condition (financial or otherwise), or in the results of operations, shareholders’ equity, management, properties, business or prospects of Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the General Disclosure Package and the Prospectus. Subsequent to the dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood, pandemic or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(p)           No Material Liabilities or Obligations. Subsequent to the dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend or distribution of any kind on its capital stock.

(q)           Title to Property. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and each of its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, charges, mortgages, pledges, security interests, claims, restrictions, encumbrances of any kind and defects, except such as are described in the Registration Statement, the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries.

(r)            Insurance. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (i) the Company and each of its subsidiaries carry, or are covered by, insurance provided by insurers with appropriately rated claims paying abilities against such losses and risks in such amounts and covering such risks as are prudent and customary for companies engaged in similar businesses in similar industries; (ii) all policies of insurance and fidelity or surety bonds insuring the Company and its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments; (iii) neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; (iv) there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; (v) neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and (vi) neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a reasonable cost.

(s)            Statistical and Market-Related Data. The statistical and market-related data included under the caption “Risk Factors” in the General Disclosure Package and the Prospectus and under the captions “Item 3. Key Information,” “Item 4. Information on the Company” and “Item 5. Operating and Financial Review and Prospects” in the Company’s most recent Annual Report on Form 20-F, in each case as updated by the General Disclosure Package, and the consolidated financial statements of the Company and its subsidiaries incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects; and the selected operating data of the Company included under the captions “Item 3. Key Information—Selected Consolidated Financial and Operating Data” and “Item 5. Operating and Financial Review and Prospects” in the Company’s most recent Annual Report on Form 20-F, as updated by the General Disclosure Package, are based on or derived from the Company’s internal records and are accurate in all material respects.

(t)            Litigation. There are no legal or governmental proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) pending to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in the Registration Statement, the General Disclosure Package and the Prospectus and proceedings that, if determined adversely to the Company or any of its subsidiaries, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and, to the Company’s and its subsidiaries’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(u)           Accurate Disclosure. There are no contracts or other documents of a character required to be described in the Registration Statement, the General Disclosure Package and the Prospectus or to be filed as exhibits to the Company’s most recent Annual Report on Form 20-F, that are not described and filed (as exhibits either to the Company’s most recent Annual Report on Form 20-F or to an amendment thereto) as required. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received any communication that would reasonably cause it to believe that any other party to any such contract, agreement or arrangement has any intention not to render full performance as contemplated by the terms thereof. The statements made under the captions “Risk Factors” and “Plan of Distribution” under the Registration Statement, under the captions “Summary,” “Risk Factors” and “Plan of Distribution” in the General Disclosure Package and the Prospectus and under the captions “Item 3. Key Information—Risk Factors,” “Item 4. Information on the Company,” “Item 5. Operating and Financial Review and Prospects,” “Item 6. Directors, Senior Management and Employees” and “Item 7. Major Shareholders and Related Party Transactions” in the Company’s most recent Annual Report on Form 20-F, as updated by the General Disclosure Package, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations and contracts and other documents in all material respects.

(v)           No Suspension of Trading. No governmental authority has issued any order preventing or suspending the trading of the Company’s securities or the distribution of the Shares and the Company is not aware of any investigation, order, inquiry or proceeding which has been commenced or which is pending, contemplated or threatened by any such authority against the Company or its subsidiaries.

(w)          No Relationships. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Registration Statement, the General Disclosure Package and the Prospectus which is not so described.

(x)           Absence of Labor Dispute. No labor disturbance by the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors that could, singly or in the aggregate, result in a Material Adverse Effect.

(y)           No Undisclosed Benefits. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has no material obligation to provide retirement, death or disability benefits to any of the present or past employees of the Company or any subsidiary, or any other person.

(z)           Tax Returns. The Company and each of its subsidiaries have filed all national, central government, federal, state, provincial, territorial and local and foreign income, franchise and other tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon, except for any such tax returns or any such taxes with respect to which the failure to file or the failure to pay would not, in the aggregate, reasonably be expected to have a Material Adverse Effect and except for any taxes that are being contested in good faith and by appropriate proceedings and for which adequate reserves have been provided in accordance with the generally accepted accounting principles in the United States; and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies, in each case that could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa)         Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries (i) is in violation of its articles or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court, arbitrator or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb)         Environmental Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws, regulations rule, judgment, order, decree, decision, ordinance, code or other legally binding requirement (including common law) relating to the protection of human health and safety, wildlife or natural resources, the environment or Hazardous Substance (as defined below) (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval, except, where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect and (iv) have not received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the use, handling, transportation, treatment, storage, presence, disposal or release of, or exposure to, Hazardous Substance. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (A) there are no proceedings that are pending, or that have been threatened, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, (B) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning Hazardous Substance, that would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (C) none of the Company and its subsidiaries anticipates any material capital or operating expenditures relating to Environmental Laws. “Hazardous Substance” means (A) any pollutant, contaminant, petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos, asbestos-containing materials, polychlorinated biphenyls or toxic mold, and (B) any other toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous chemical, material, waste or substance.

(cc)         Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the Corruption of Foreign Public Officials Act 1998, C.34, as amended, the U.K. Bribery Act of 2010, as amended and any other applicable anti-bribery or anti-corruption rules or regulations (collectively, the “Anti-Corruption Rules”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Anti-Corruption Rules; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the Anti-Corruption Rules and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(dd)         Anti-money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, all applicable money laundering statutes to which the Company or any of its subsidiaries is subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened. The Company, its subsidiaries and, to the knowledge of the Company, its affiliates have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with the Money Laundering Laws.

(ee)         OFAC. None of the Company, any subsidiary or any director or officer of the Company or any subsidiary or, to the knowledge of any of them after due inquiry, any employee, agent, affiliate or representative of the Company or any subsidiary or other person acting on its or their behalf is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is the subject of any sanctions administered or enforced by the United States Government (including, without limitation, by the U.S. Department of the Treasury’s Office of Foreign Assets Control), the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Canadian Government or other relevant sanctions authority (collectively, “Sanctions”), nor located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria). The Company will not, directly or indirectly, use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to fund any activities or business of or with any Person or in any country or territory that, at the time of such funding, is, or whose government is, the subject of Sanctions or in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as initial purchaser, advisor, investor or otherwise). The Company has not knowingly engaged, and the Company is not now knowingly engaged and will not knowingly engage, in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions. The Company, its subsidiaries and, to the knowledge of the Company, its affiliates have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with the laws and regulations imposing Sanctions.

(ff)          Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(gg)         PFIC Status. The Company believes that it was not a “passive foreign investment company” (a “PFIC”), as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and, based on the current projections regarding the composition of the Company’s income and valuation of its assets and operations, the Company does not expect to become a PFIC in the foreseeable future.

(hh)         No Stamp or Similar Taxes. No stamp, issue, registration, documentary, transfer or other similar taxes and duties, including interest and penalties, are payable in Canada or in the PRC on or in connection with the issuance and sale of the Shares by the Company, the resale of the Shares by the Manager in accordance with this Agreement or the execution and delivery of this Agreement.

(ii)           No Contingent Obligations. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding guarantees or other contingent obligations of the Company or any subsidiary that would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj)           Off-Balance Sheet Arrangements. There are no transactions, arrangements and other relationships between and/or among the Company, and/or, to the knowledge of the Company, any of its affiliates and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity (each, an “Off Balance Sheet Transaction”) that could reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the Prospectus, which have not been described as required.

(kk)         Absence of Manipulation. Neither the Company nor, to the Company’s knowledge, any of its affiliates (within the meaning of Rule 144 under the Act), has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(ll)           FINRA. To the Company’s knowledge, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and any of the Company’s officers, directors or 10% or greater security holders.

(mm)      Possession of Intellectual Property. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, to the Company’s knowledge, the Company owns or possesses, or has the right to use or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), domain names, trademarks, service marks and trade names (collectively, “Intellectual Property”) currently employed by it in commerce, in connection with the business now operated by it, and Intellectual Property necessary for the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them, except where the failure to own or possess or otherwise be able to acquire such Intellectual Property would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus,to the Company’s knowledge, the Company is not infringing, misappropriating or conflicting with asserted rights of others with respect to any of such Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(nn)         Possession of Authorizations. Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations, certificates and other approvals (each, an “Authorization”) of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable foreign laws, as are necessary to operate its respective properties and to conduct its business, except to the extent the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other material impairment of the rights of the holder of any such Authorization, except to the extent such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, be reasonably be expected to have a Material Adverse Effect.

(oo)         Dividends; Payments in Foreign Currency. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus: (i) none of the Company or any of the subsidiaries is currently prohibited, directly or indirectly, from paying any dividends or other distributions, or from making any other distribution on its equity interest; (ii) all dividends and other distributions declared and payable upon the equity interests in the Company and the subsidiaries may be converted into foreign currency that may be freely transferred out of Canada or the PRC, as the case may be; and (iii) all such dividends and other distributions are otherwise free and clear of any other tax, withholding or deduction in Canada and the PRC, in each case without the necessity of obtaining any consent in Canada or the PRC, except such as have been obtained.

(pp)         No Sovereign Immunity. None of the Company or any of the subsidiaries nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment. The irrevocable and unconditional waiver and agreement of the Company in this Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of the PRC and Canada.

(qq)         Internal Controls. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and each of the subsidiaries (i) make and keep accurate books and records and (ii) maintain and have maintained effective internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus is accurate.

(rr)           Cybersecurity. (i) (x) Except as disclosed in the Registration Statement and the Prospectus, or where the breach or compromise would not, individually or in the aggregate, reasonably be expected have a Material Adverse Effect, there has been no security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data processed or maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data except where such event or condition would not, individually or in the aggregate, reasonably be expected have a Material Adverse Effect; (ii) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards; and (iii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (iii), individually or in the aggregate, have a Material Adverse Effect.

(ss)          eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(tt)           Disclosure Controls and Procedures. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and each of the subsidiaries (i) have established and maintain disclosure controls and procedures (as defined in Rules 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and the subsidiaries in the reports filed or submitted under the Exchange Act is accumulated and communicated to managements of the Company and the subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding disclosure to be made and (iii) such disclosure controls and procedures are effective to a reasonable level of assurance to perform the functions for which they were established.

(uu)         No Material Weaknesses, Significant Deficiencies or Change in Internal Control. Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated), (ii) no significant deficiencies in the design or operation of internal controls that, individually or in aggregate, could materially and adversely affect the ability of the Company and each of the subsidiaries to record, process, summarize and report financial data or have otherwise led to financial statements with a qualified audit opinion, and (iii) no change in the internal controls or in other factors that could materially affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(vv)         Compliance with the Sarbanes-Oxley Act. As of the date of this Agreement, there is no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the Commission promulgated thereunder.

(ww)       Critical Accounting Policies. The section entitled “Item 5. Operating and Financial Review and Prospects—Operating Results—Critical Accounting Policies” in the Company’s most recent Annual Report on Form 20-F accurately describes in all material respects (A) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) the judgments and uncertainties affecting the application of the Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof. The Company’s audit committee of the board of directors and senior management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies and have consulted with the Company’s independent accountants with regard to such disclosure.

(xx)         Foreign Private Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Act.

(yy)         Choice of Law; Submission to Jurisdiction. The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Ontario, Canada and will be honored by courts in Ontario, provided that such choice of law is bona fide (in the sense that it was not made with a view to avoiding the consequences of the laws of any other jurisdiction) and legal and provided that such choice of law is not contrary to public policy. The Company has the corporate power and capacity to submit, and, pursuant to Section 12 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of any court of the State of New York or the United States located in the Borough of Manhattan, The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and authorize, and pursuant to Section 12 of this Agreement has legally, validly, effectively and irrevocably designated, appointed and authorized, an authorized agent for service of process in any action arising out of or relating to this Agreement, the Registration Statement, the General Disclosure Package or the Prospectus or the offering of the Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 12 of this Agreement.

(zz)         Canadian Enforceability. This Agreement is in proper form to be enforceable in Ontario in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in Ontario of this Agreement it is not necessary that this Agreement be filed or recorded with any court or other authority in Canada (other than court filings in the ordinary course of proceedings) or that any stamp or similar tax in Canada (other than nominal stamp or similar tax payable in the ordinary course of proceedings) be paid on or in respect of this Agreement or any other documents to be furnished hereunder or thereunder.

(aaa)      Enforcement of Judgments. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein that is not impeachable as void or voidable under the laws of the State of New York would be recognized and enforced against the Company without re-examination of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty by the courts of Ontario (other than in the normal course of proceeding), provided that (A) such New York Court had proper jurisdiction over the parties subject to such judgment; (B) such judgment was not obtained by fraud or in a manner contrary to natural justice; (C) the enforcement of the judgment would not be contrary to public policy as such term is understood under the laws of Ontario or contrary to any order made by the Attorney General of Canada under the Foreign Extra-Territorial Measures Act (Canada); (D) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Ontario; (E) there is due compliance with the correct procedures under the laws of Ontario; (F) the enforcement of such judgment does not constitute directly or indirectly the enforcement of revenue expropriatory, penal or other public laws; and (G) the action to enforce such judgment is commenced within the applicable limitation period under the laws of Ontario. The Company is not aware of any reason why the enforcement in Ontario of such a New York Court judgment would be, as of the date hereof, contrary to public policy of Ontario or contrary to the public policy, state sovereignty or security of the PRC. This Section 2(aaa) is subject in its entirety to the following qualifications and exceptions: (i) an Ontario court has discretion to stay or decline to hear an action on a New York judgment if the New York Judgment is under appeal or there is another subsisting judgment in any jurisdiction relating to the same cause of action, (ii) an Ontario court will render judgment only in Canadian dollars, and (iii) an action in an Ontario court on a New York judgment may be affected by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor’s rights generally.

(bbb)      PRC Overseas Investment and Listing Regulations. The Company has taken, or is in the process of taking, all reasonable steps to comply with, and to ensure compliance by each of its shareholders, option holders, directors, officers and employees that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange (the “SAFE”)) relating to overseas investment by PRC residents and citizens or the repatriation of the proceeds from overseas offering and listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each shareholder, option holder, director, officer, employee and participant that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations, as applicable.

(ccc)       PRC Mergers and Acquisitions Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission of the State Council, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and the SAFE on August 8, 2006, as amended thereafter, including the relevant provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the issuance and sale of the Shares, the listing and trading of the Shares on the NASDAQ and the consummation of the transactions contemplated by this Agreement are not and will not be, as of the date hereof or at any Settlement Date, adversely affected by the PRC Mergers and Acquisitions Rules and do not require the prior approval of the CSRC.

(ddd)      Material Contracts. For the purposes of this Agreement, the term “Material Contract” shall refer to any agreement or instrument that would be expected to have a material effect on the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company or and its subsidiaries, taken as a whole. Material Contracts shall include, but not be limited to, the agreements and instruments that were filed or incorporated by reference as exhibits to the Company’s most recent Annual Report on Form 20-F. Neither the Company nor any of the subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the Material Contracts (other than purchase orders and supply contracts), and no such termination or non-renewal has been threatened by the Company or any of the subsidiaries or, to the Company’s knowledge, any other party to any Material Contract (other than purchase orders and supply contracts).

(eee)       No Finder’s Fee. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Manager for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(fff)        No Registration Rights. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and the Registration Statement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act.

(ggg)       Listing. The Shares have been approved for listing on the NASDAQ, subject only to notice of issuance, and all issued and outstanding Common Shares are duly listed on the NASDAQ.

(hhh)      Actively-Traded Security. The Common Shares are an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection 101(c)(1) of such rule.

(iii)          1471(b) Agreements. As of the date hereof, the Company does not intend to enter into any agreement pursuant to Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended, or Treasury regulations thereunder.

(jjj)         No Similar Arrangements. The Company has not entered into any other sales agency or distribution agreements or similar arrangements with any agent or other representative in respect of the Shares and the equity shelf program established by this Agreement, the terms of which that have not been properly and duly waived.

(kkk)      Underwriter Agreements. Except for this Agreement, the Company is not a party to any agreement with an agent or underwriter for any other “at the market” transaction.

(lll)          Forward-Looking Statements. No forward-looking statement within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act contained in the Commission Documents, the Registration Statement or the Prospectus, has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Any certificate signed by any officer of the Company and delivered to the Manager or counsel for the Manager in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to the Manager.

3.             Sale and Delivery of the Shares. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company and the Manager agree that the Company may from time to time seek to sell Shares through the Manager, acting as sales agent, or directly to the Manager acting as principal, as follows:

(a)           The Company may submit to the Manager its orders (including any price, time or size limits or other customary parameters and conditions) to sell Shares on any Trading Day (as defined below). If the Manager agrees to the terms of such proposed transaction or if the Company and the Manager mutually agree to modified terms for such proposed transaction, then the Manager shall promptly send to the Company by the means set forth under Section 8 a Transaction Notice substantially in the form of Schedule C hereto, confirming the agreed terms of such proposed transaction. If the Company wishes such proposed transaction to become a binding agreement between it and the Manager, the Company shall promptly indicate its acceptance thereof by countersigning and returning such Transaction Notice to the Manager with a written acceptance of such Transaction Notice by the means set forth under Section 8 hereof or by sending an email confirming acceptance of such Transaction Notice (each, a “Time of Acceptance”); provided, that following such email confirming acceptance, the Company will also be obligated to promptly return the countersigned Transaction Notice to the Manager by the means set forth in Section 8 hereof for the parties’ records. The terms reflected in a Transaction Notice shall become binding on the Manager and the Company, subject to the terms and conditions of this Agreement, only if accepted by the Company no later than the times, specified in such Transaction Notice. Each Transaction Notice shall specify, among other things, the following:

(i)            the Trading Day(s) on which the Shares subject to such transaction are intended to be sold (each, a “Purchase Date”);

(ii)           the maximum number of Shares that the Company intends to sell on, or over the course of, such Purchase Date(s); provided that the number of Shares sold on each such Purchase Date, when the Shares are sold through the Manager, acting as sales agent, shall be no more than 25% of the average daily trading volume in the Common Shares for the 30 Trading Days preceding the date of delivery of the Transaction Notice or as otherwise agreed between the Company and the Manager; and

(iii)          the lowest price, if any, at which the Company is willing to sell Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”).

As used herein, “Trading Day” shall mean any trading day on NASDAQ.

(b)           Subject to the terms and conditions hereof, the Manager shall use its reasonable efforts to sell Shares with respect to which the Manager has agreed to act as sales agent under the applicable Transaction Notice. The Company acknowledges and agrees that (A) there can be no assurance that the Manager will be successful in selling the Shares, (B) the Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares and (C) the Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Manager and the Company under a Terms Agreement.

(c)           Unless otherwise agreed to between the Manager and the Company, the Company shall not authorize the issuance and sale of, and the Manager shall not sell as sales agent, any Share at a price lower than the Floor Price therefor designated from time to time by the Company pursuant to the applicable Transaction Notice. In addition, the Company or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile), suspend an offering of the Shares with respect to which the Manager is acting as sales agent; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice and provided further, except as provided above, that any obligation under Sections 4(u), 4(v), 4(w), 4(x), other than during the period in which a prospectus relating to the Shares is required to be delivered under the Act shall be waived during the period of any such suspension.

(d)           If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, it shall promptly notify the other party and sales of Shares under this Agreement, any Transaction Notice and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(e)           The Company may sell Shares to the Manager as principal at a price agreed upon at the relevant Applicable Time.

(f)            Settlement for sales of the Shares pursuant to this Agreement will occur on the third Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through or to the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the gross proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to the Manager’s or its designee’s account (provided the Manager shall have given the Company notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payments in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) hold the Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (B) pay the Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default.

(g)           If acting as sales agent hereunder, the Manager shall provide written confirmation (which may be by facsimile or email) to the Company following the close of trading on NASDAQ each day in which the Shares are sold under this Agreement and the applicable Transaction Notice setting forth (A) the amount of Shares sold on such day and the gross offering proceeds received from such sale and (B) the commission payable by the Company to the Manager with respect to such sales.

(h)           The Manager hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to Section 3(a), other than (A) by means of ordinary brokers’ transactions that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Manager under the applicable Transaction Notice. The Company acknowledges and agrees that in the event a sale of the Shares on behalf of the Company would constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or the Manager reasonably believes it may be deemed an “underwriter” under the Act in a transaction that is not an At the Market Offering, the Company will provide to the Manager, at the Manager’s request and upon reasonable advance notice to the Company, on or prior to any Settlement Date, the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 5 hereof that the Company would be required to provide to the Manager in connection with a sale of Shares pursuant to a Terms Agreement, each dated such Settlement Date, and such other documents and information as the Manager shall reasonably request.

(i)            On each Settlement Date and at each Representation Date, the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement. Any obligation of the Manager to use its reasonable efforts to sell the Shares on behalf of the Company as sales agent under any Transaction Notice or to act as principal pursuant to a Terms Agreement shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

(j)            If the Company wishes to issue and sell the Shares other than as set forth in this Section 3 (each, a “Placement”), it will notify the Manager of the proposed terms of such Placement. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Manager and the Company will enter into a Terms Agreement setting forth the terms of such Placement.

(k)           The terms set forth in a Terms Agreement will not be binding on the Company or the Manager unless and until the Company and the Manager have each executed such Terms Agreement, accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(l)            Each sale of the Shares to the Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, the Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Manager. The commitment of the Manager to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company contained herein and in any Terms Agreement and shall be subject to the terms and conditions set forth herein and in any Terms Agreement. Each Terms Agreement shall specify the number of the Shares to be purchased by the Manager pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Manager in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”) and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 5 of this Agreement and any other information or documents required by the Manager.

(m)          Subject to the limitations set forth herein (including, but not limited to the following sentence) and as may be mutually agreed upon by the Company and the Manager, sales pursuant to this Agreement, any Transaction Notice and any Terms Agreement may not be requested by the Company and need not be made by the Manager except during the period that begins after the filing of a quarterly report on Form 6-K or an Annual Report on Form 20-F and within the period required by the Exchange Act (each such date, a “Filing Date”) and ends two weeks prior to the Company’s public announcement of its results of operations for the quarter in which such filing is made. Notwithstanding the foregoing, without the prior written consent of each of the Company and the Manager, no sales of Shares shall take place, and the Company shall not request the sale of any Shares that would be sold, and the Manager shall not be obligated to sell, during any period in which the Company is or could be deemed to be, in possession of material non-public information, which may include the information customarily included in the Company’s public announcement of its quarterly or annual results of operations.

4.                                      Certain Agreements of the Company. The Company agrees with the Manager that:

(a)                                 Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Manager of any proposal to amend or supplement the Registration Statement, the General Disclosure Package, any Prospectus or any Permitted Free Writing Prospectus at any time and will offer the Manager a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Manager promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)                                 Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company will promptly notify the Manager of such event and promptly notify the Manager to suspend solicitation of purchases of the Shares and forthwith upon receipt of such notice, the Manager shall suspend its solicitation of purchases of the Shares and shall cease using the Prospectus; and if the Company shall decide to amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus, it will promptly advise the Manager by telephone (with confirmation in writing), will promptly prepare and file with the Commission an amendment or supplement to the Registration Statement, the General Disclosure Package or the Prospectus which will correct such statement or omission or effect such compliance and will advise the Manager when the Manager is free to resume such solicitation. Neither the Manager’s consent to, nor the Manager’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof. The Company, during the period when a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), will file promptly all documents required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (the “Commission Documents”) subsequent to the date of the Prospectus Supplement and will promptly advise the Manager if the Company failed to file such reports within the time period prescribed therein.

(c)                                  Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement or the date of any sale, the Company will make generally available to its securityholders an earnings statement covering the then most recent fiscal year and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(d)                                 Furnishing of Prospectuses. The Company will furnish to the Manager copies of the Registration Statement, including all exhibits, and the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Manager reasonably requests. The Company will pay the expenses of printing and distributing to the Manager all such documents; in case the Manager is required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a Prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the General Disclosure Package or Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

(e)                                  Blue Sky Qualifications. The Company will arrange for the qualification of the Shares for sale under the laws of such jurisdictions as the Manager designates from time to time and will continue such qualifications in effect so long as required for the distribution.

(f)                                   Reporting Requirements. During the period of three years after the date of this Agreement, the Company will furnish to the Manager, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Manager (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Manager may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Manager.

(g)                                  Payment of Expenses. The Company will pay all costs, expenses, fees and taxes in connection with (1) the preparation and filing of the Registration Statement, any preliminary prospectus, the General Disclosure Package, the Prospectus, any Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Manager and, as applicable, to dealers, investors and prospective investors (including costs of mailing and shipment), (2) the registration, issue and delivery of the Shares, (3) the qualification of the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Manager designates and the preparation, printing and furnishing to the Manager of memoranda relating thereto (including the fees and disbursements of counsel to the Manager in connection therewith), (4) the listing of the Shares on the NASDAQ and any other applicable national and foreign exchanges, (5) any registration of the Shares under the Exchange Act, (6) any filing for review of the public offering of the Shares by FINRA (including the fees and disbursements of counsel to the Manager in connection therewith), (7) the fees and disbursements of any transfer agent or registrar for the Shares, (8) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm, (9) the fees and disbursements of counsel to the Managers, and (10) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein.

(h)                                 Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of the Manager. The Company will not, and the Company will procure that each of its subsidiaries, any of their respective affiliates and any person acting on its or their behalf (other than the Manager) will not, directly or indirectly, use the proceeds from the offering in such a way that would violate any Anti-Corruption Rules, Money Laundering Laws or Sanctions.

(i)                                     Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(j)                                    Taxes. The Company will indemnify and hold harmless the Manager against any documentary, stamp, issue, transfer or similar tax, including any interest and penalties, on the creation, issue and sale of the Shares and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made. For the avoidance of doubt, the Company shall not be required to pay any additional amounts in respect of taxes imposed on the net income of the Manager.

(k)                                 Listing and Reservation of Common Shares. The Company will use its commercially reasonable efforts to cause the Shares to be listed for trading on NASDAQ and to maintain such listing. The Company will reserve out of authorized but unissued Common Shares and keep available at all times, free of pre-emptive rights, the full number of Shares to be issued and sold hereunder.

(l)                                     Company Periodic Report Dates. Promptly after each date on which the Company shall file an Annual Report on Form 20-F or file or furnish to the Commission a report on Form 6-K that includes an earnings release or contains financial statements incorporated by reference in the Registration Statement and the General Disclosure Package in respect of any quarter in which sales of Shares were made through the Manager under this Agreement, any Terms Agreement or Transaction Notice, the Company will file a prospectus supplement to the Prospectus included as part of the Registration Statement with the Commission under the applicable paragraph of Rule 424(b) of the Act, which prospectus supplement will set forth, with regard to such quarter, the number of Shares sold through the Manager under this Agreement, any Terms Agreement or Transaction Notice, the net proceeds received by the Company and the compensation paid by the Company to the Manager with respect to sales of Shares pursuant to this Agreement and (iii) deliver such number of copies of each such prospectus supplement to NASDAQ as required by such exchange (which may be satisfied by filing with EDGAR if permitted by the rules of NASDAQ).

(m)                             Permitted Free Writing Prospectus. The Company will not, at any time at or after the execution of this Agreement, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the, General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus consented to by the Manager (a “Permitted Free Writing Prospectus”).

(n)                                 Manager’s Own Account. The Company consents to the Manager trading in the Common Shares for the Manager’s own account and for the account of its clients at the same time as sales of Shares occur pursuant to this Agreement, including pursuant to a Terms Agreement.

(o)                                 Right to Refuse. If to the knowledge of the Company, any condition set forth in Section 5 of this Agreement shall not have been satisfied on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Shares.

(p)                                 Due Diligence. In connection with the execution and delivery of this Agreement, upon commencement of the offering of the Shares under this Agreement and on each Bring-Down Date, the Company will, on reasonable notice, conduct a due diligence session, in form and substance satisfactory to the Manager, which shall include representatives of the management and the independent accountants of the Company, and will make the books and records of the Company available to the Manager and its counsel for inspection and take such other actions as the Manager may reasonably request in order for the Manager to conduct its due diligence investigation. In addition, upon receipt of a Transaction Notice, the Manager may elect to conduct additional diligence on any Commission Documents subsequent to any previous such diligence session (including, without limitation, amendments or supplements to the Registration Statement, documents incorporated by reference therein and reports, documents or other information filed pursuant to the Exchange Act) prior to commencing sales pursuant to such Transaction Notice.

(q)                                 Corporate Authority. The Company will ensure that prior to instructing the Manager to sell Shares the Company shall have obtained all necessary corporate authority for the offer and sale of such Shares.

(r)                                    Deemed Affirmation. Each acceptance by the Company of a Transaction Notice and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (1) an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the time of such acceptance or the date of such Terms Agreement as though made at and as of such time and (2) an undertaking that such representations and warranties will be true and correct as of the Applicable Time and Settlement Date or Principal Settlement Date, as the case may be, as though made at and as of such time (it being understood that such representations and warranties shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented relating to such Shares).

(s)                                   On each Bring-Down Date, the Company will furnish or cause to be furnished forthwith to the Manager a certificate dated as of the date of this Agreement or the applicable Bring-Down Date, in a form reasonably satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 5(j) of this Agreement which were last furnished to the Manager are true and correct at such Bring-Down Date as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(j), but modified as necessary to relate to the Registration Statement and the Prospectus as amended and modified and supplemented, or to the document incorporated by reference into the Prospectus, to the time of delivery of such certificate.

(t)                                    On each Bring-Down Date, the Company will furnish or cause to be furnished to the Manager and to counsel to the Manager the written opinions and letters of counsel called for by Sections 5(d) through 5(h) hereof or other counsel reasonably satisfactory to the Manager, dated as of the date of this Agreement or the applicable Bring-Down Date, in a form and substance reasonably satisfactory to the Manager and its counsel, of the same tenor as the opinions and letters referred to in Section 5 of this Agreement, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the time of delivery of such opinions and letters or, in lieu of such opinions and letters, counsel last furnishing such letter to the Manager shall furnish such Manager with a letter substantially to the effect that the Manager may rely on such last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last letter shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

(u)                                 On each Bring-Down Date, the Company will furnish or cause to be furnished to the Manager forthwith a certificate of the Secretary of the Company, dated and delivered as of the date of this Agreement or the applicable Bring-Down Date, as the case may be, in form and substance satisfactory to the Manager.

(v)                                 On each Bring-Down Date, the Company will cause Deloitte Touche Tohmatsu Certified Public Accountants LLP, or other independent accountants reasonably satisfactory to the Manager, to furnish to the Manager a letter, as of the date of this Agreement or the applicable Bring-Down Date, in form reasonably satisfactory to the Manager and its counsel, of the same tenor as the letter referred to in Section 5(a) hereof, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus, as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the date of such letter.

(w)                               To reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations hereunder.

(x)                                 To comply with the requirements of Rule 433 under the Act applicable to any “issuer free writing prospectus,” as defined in such rule, including timely filing with the Commission where required, legending and record keeping.

(y)                                 If to the knowledge of the Company, all filings required by Rule 424 in connection with this offering shall not have been made or the representation in Section 2(b) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Shares.

(z)                                  Restriction on Sale of Securities. During each period commencing on the date on which the Company submits a Transaction Notice to the Manager and ending on the earlier of (i) the date on which the Manager notifies the Company that it elects not to accept such Transaction Notice, or (ii) the close of business on the 90th day after the Settlement Date for the related transaction in which the Manager is acting as sales agent, without the prior written consent of the Manager, the Company will not, directly or indirectly, take any of the following actions with respect to its Common Shares or any securities convertible into or exchangeable or exercisable for any of Common Shares (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Manager, the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Lock-Up Securities pursuant to the exercise of such options or issuances of Lock-Up Securities pursuant to the Company’s dividend reinvestment plan.

5.                                      Conditions of the Obligations of the Manager. The obligations of the Manager hereunder and under any Terms Agreement or Transaction Notice are subject to the accuracy of the representations and warranties of the Company herein, on the date hereof, as of each Applicable Time, as of the day of any executed Terms Agreement or Transaction Notice and as of each Settlement Date, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)                                 Accountants’ Comfort Letter. The Manager shall have received letters, of Deloitte Touche Tohmatsu Certified Public Accountants LLP on the date of this Agreement and on every Bring-Down Date, dated such date, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in a form satisfactory to the Manager and its counsel.

(b)                                 Filing of Prospectus. The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and the terms of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Manager, shall be contemplated by the Commission. The Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the General Disclosure Package, and any amendment or supplement thereto, shall not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; the Prospectus, and any amendment or supplement thereto, shall not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and no Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company shall have complied with any and all requests for additional information on the part of the Commission to the reasonable satisfaction of the Manager. The Company shall have paid the required Commission filing fees relating to the Shares.

(c)                                  No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Manager, is material and adverse and makes it impractical or inadvisable to sell the Shares; (ii) any downgrade in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrade, and no implication of a possible downgrade, of such rating); (iii) any change in either U.S., Canadian or PRC or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Manager, impractical to market or to enforce contracts for the sale of the Shares, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on NASDAQ or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any general moratorium on banking activities declared by any U.S. federal, New York, Canadian or PRC authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States, Canada or the PRC or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities against the United States, Canada or the PRC, any declaration of war or any other national or international calamity or emergency if, in the judgment of the Manager, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Shares or to enforce contracts for the sale of the Shares.

(d)                                 Opinion of U.S. Counsel for Company. The Manager shall have received an opinion and 10b-5 letter, on the date hereof and each Bring-Down Date, dated such date, of Kirkland & Ellis, U.S. counsel for the Company, in form and substance satisfactory to counsel to the Manager, to the effect set forth in Schedule D.

(e)                                  Opinion of Canadian Counsel for Company. The Manager shall have received an opinion, on the date hereof and each Bring-Down Date, dated such date, of WeirFoulds LLP, Canadian counsel for the Company, in form and substance satisfactory to counsel to the Manager, to the effect set forth in Schedule E.

(f)                                   Opinion of PRC Counsel for Company. The Company shall have received an opinion, a copy of which shall be provided to the Manager, on the date hereof and each Bring-Down Date, dated such date, of Zhong Lun Law Firm, PRC counsel for the Company, in form and substance satisfactory to counsel to the Manager, to the effect set forth in Schedule F.

(g)                                  [Reserved].

(h)                                 Opinion of U.S. Counsel for the Manager. The Manager shall have received from Winston & Strawn LLP, U.S. counsel for the Manager, on the date hereof and each Bring-Down Date, such opinion or opinions, dated such date, with respect to such matters as the Manager may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Winston & Strawn LLP may rely as to the incorporation of the Company and all other matters governed by Canadian and PRC law upon the opinions of WeirFoulds LLP and Zhong Lun Law Firm referred to above.

(i)                                     Opinion of PRC Counsel for the Manager. The Manager shall have received from King & Wood Mallesons, PRC counsel for the Manager, on the date hereof and each Bring-Down Date, such opinion or opinions, dated such date, with respect to such matters as the Manager may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(j)                                    Officer’s Certificate. The Manager shall have received a certificate, on each Bring-Down Date, dated such date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(k)                                 Listing. The Shares shall have been approved for listing on NASDAQ, subject only to notice of issuance at or prior to each Settlement Date.

(l)                                     Actively-Traded Security. The Common Shares shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(m)                             Rule 424 Filings. All filings with the Commission required by Rule 424 under the Act to have been filed by the Settlement Date or the Principal Settlement Date, as the case may be, shall have been made within the applicable time period prescribed for such filing by Rule 424.

(n)                                 Other Documents. The Manager shall have received such other documents from the Company as the Manager shall have reasonably requested.

The Company will furnish the Manager with such conformed copies of such opinions, certificates, letters and documents as the Manager reasonably requests. The Manager may in its sole discretion waive compliance with any conditions to the obligations of the Manager hereunder.

6.                                      Indemnification and Contribution. (a) Indemnification of the Manager. The Company will indemnify and hold harmless the Manager, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other United States or Canadian federal or state or provincial statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or any “road show” (as defined in Rule 433 under the Act) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”), or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Manager specifically for use therein, it being understood and agreed that the only such information furnished by the Manager consists of the information described as such in subsection (b) below.

(b)                                 Indemnification of Company. The Manager will indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “Manager Indemnified Party”), against any losses, claims, damages or liabilities to which such Manager Indemnified Party may become subject, under the Act, the Exchange Act, other United States or Canadian federal or state or provincial statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus, any Issuer Free Writing Prospectus or any Non-Prospectus Road Show, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Manager specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Manager Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Manager Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by the Manager consists of its legal and marketing name included in the Prospectus.

(c)                                  Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party other than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)                                 Contribution. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Manager on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Manager on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Manager on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total commissions received by the Manager. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it and distributed to the public exceeds the amount of any damages which the Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company and the Manager agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities in this sub-paragraph (d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with any such action or claim.

7.                                      Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Manager set forth in or made pursuant to this Agreement, any Transaction Notice or any Terms Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Manager, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares. If any Shares have been sold hereunder, the representations and warranties in Section 2 and all obligations under Section 4 shall also remain in effect.

8.                                      Notices. All communications hereunder and pursuant to any Transaction Notice or under any Terms Agreement will be in writing and mailed, delivered or telegraphed and confirmed to the Manager at US Tiger Securities Inc., 437 Madison Avenue, 27th Floor, New York, New York 10022, Attention: Dajiang Guo; Tony Tian, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Canadian Solar Inc., at 545 Speedvale Avenue West, Guelph, Ontario, Canada N1K 1E6, Attention: Chief Financial Officer, or emailed to huifeng.chang@canadiansolar.com; provided, however, that any notice to the Manager pursuant to Section 6 will be mailed, delivered or telegraphed and confirmed to the Manager.

9.                                      Successors. This Agreement, any Transaction Notice and any Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

10.                               Counterparts. This Agreement, any Transaction Notice and any Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

11.                               Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)                                 No Other Relationship. The Manager has been retained solely to act as sales agent and/or principal in connection with the purchase and sale of Shares and that no fiduciary, advisory or agency relationship between the Company and the Manager has been created in respect of any of the transactions contemplated by this Agreement, any Transaction Notice and any Terms Agreement or the Prospectus, irrespective of whether the Manager has advised or is advising the Company on other matters;

(b)                                 Arms’ Length Negotiations. The Manager is not acting as advisor, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the sales price of the Shares. The sales price of the Shares set forth in this Agreement, any Transaction Notice or any Terms Agreement was established by the Company following discussions and arm’s-length negotiations with the Manager, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement, any Transaction Notice or any Terms Agreement;

(c)                                  Absence of Obligation to Disclose. The Company has been advised that the Manager and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Manager has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)                                 Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Manager for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Manager shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

12.                               Applicable Law. This Agreement, any Transaction Notice and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement, any Transaction Notice, any Terms Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement, any Transaction Notice, any Terms Agreement or the transactions contemplated hereby in federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints CT Corporation System located at 28 Liberty Street, New York, NY 10005, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 8, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

With respect to any suit or proceeding arising out of or relating to this Agreement, any Transaction Notice, any Terms Agreement or the transactions contemplated hereby or thereby, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any such suit or proceeding, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

The obligation of the Company pursuant to this Agreement, any Transaction Notice, any Terms Agreement in respect of any sum due to the Manager shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by the Manager of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Manager may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Manager hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Manager against such loss. If the United States dollars so purchased are greater than the sum originally due to the Manager hereunder, the Manager agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Manager hereunder.

13.          Termination. (a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if any of the Shares have been sold through the Manager for the Company, then Section 4(j) shall remain in full force and effect, (ii) with respect to any pending sale, through the Manager for the Company, the obligations of the Company, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 4(g), 6, 7, 8, 9, 11 and 13 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)           In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the Manager.

(c)           The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 4(g), 6, 7, 9, 11 and 13 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)           This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a) or (c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 6 and Section 7 shall remain in full force and effect.

(e)           Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be. Except for any purchase pursuant to a Terms Agreement, if such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(f) of this Agreement.

If the foregoing is in accordance with the Manager’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Manager in accordance with its terms.

Very truly yours,

CANADIAN SOLAR INC.

By:	/s/ Shawn (Xiaohua) Qu
Name: Shawn (Xiaohua) Qu
Title: Chairman, President and Chief Executive Officer

The foregoing Distribution Agency Agreement is hereby confirmed and accepted as of the date first above written.

US TIGER SECURITIES INC.

By:	/s/ Dajiang Guo
Name: Dajiang Guo
Title: Managing Director

SCHEDULE A

1.                                      General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

None

2.                                      Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

None

SCHEDULE B

Subsidiary	Jurisdiction of Incorporation	Ownership Interest
Canadian Solar Solutions Inc.	Canada	100%
Canadian Solar (Australia) Pty Limited	Australia	100%
Canadian Solar O and M (Ontario) Inc.	Canada	100%
Canadian Solar Projects K.K.	Japan	100%
Canadian Solar UK Projects Ltd.	United Kingdom	100%
Recurrent Energy, LLC	USA	100%
Canadian Solar Energy Singapore Pte. Ltd.	Singapore	100%
Canadian Solar Netherlands Cooperative U.A.	Netherlands	100%
Canadian Solar Construction (Australia) Pty Ltd	Australia	100%
CSUK Energy Systems Construction and Generation JSC	Turkey	100%
Canadian Solar Argentina Investment Holding Ltd.	United Kingdom	100%
Canadian Solar New Energy Holding Company Limited	Hong Kong	100%
Canadian Solar Energy Holding Singapore Pte. Ltd.	Singapore	100%
CSI Solar Co., Ltd. (formerly known as “CSI Solar Power Group Co., Ltd.”)	PRC	79.59%
Canadian Solar Manufacturing (Luoyang) Inc.	PRC	100	%*
Canadian Solar Manufacturing (Changshu) Inc.	PRC	100	%*
CSI Cells Co., Ltd.	PRC	100	%*
Canadian Solar (USA) Inc.	USA	100	%*
Canadian Solar Japan K.K.	Japan	100	%*
Canadian Solar EMEA GmbH	Germany	100	%*
Canadian Solar International Limited	Hong Kong	100	%*
Suzhou Sanysolar Materials Technology Co., Ltd.	PRC	100	%*
Canadian Solar South East Asia Pte. Ltd.	Singapore	100	%*
Canadian Solar Brazil Commerce, Import and Export of Solar Panels Ltd.	Brazil	100	%*
Canadian Solar Construction (USA) LLC	USA	100	%*
CSI Solar Manufacturing (Funing) Co., Ltd. (formerly known as “CSI&GCL Solar Manufacturing (Yancheng) Inc.”)	PRC	100	%*
Changshu Tegu New Material Technology Co., Ltd.	PRC	100	%*
Changshu Tlian Co., Ltd.	PRC	100	%*
Canadian Solar Manufacturing Vietnam Co., Ltd.	Vietnam	100	%*
Canadian Solar Energy Private Limited	India	100	%*
Canadian Solar MSS (Australia) Pty Ltd.	Australia	100	%*
Canadian Solar Manufacturing (Thailand) Co., Ltd.	Thailand	99.99992	%*
Canadian Solar Sunenergy (Baotou) Co., Ltd.	PRC	100	%*
Canadian Solar Middle East DMCC	United Arab Emirates	100	%*

Subsidiary	Jurisdiction of Incorporation	Ownership Interest
CSI Investment Management (Suzhou) Co., Ltd.	PRC	100	%*
CSI New Energy Development (Suzhou) Co., Ltd. (formerly known as “Suzhou Gaochuangte New Energy Development Co., Ltd.”)	PRC	90	%*
CSI Cells (Yancheng) Co., Ltd.	PRC	70	%*
CSI Modules (Jiaxing) Co., Ltd.	PRC	100	%*
CSI Wafer (Luoyang) Co., Ltd.	PRC	100	%*
Canadian Solar SSES (Canada) Inc.	Canada	100	%*
Canadian Solar SSES (UK) Ltd	United Kingdom	100	%*

* Major subsidiaries within the scope of CSI Solar are held through CSI Solar Co., Ltd., of which CSI holds 79.59% equity rights.

SCHEDULE C

Form of Transaction Notice

[Intentionally Omitted]

SCHEDULE D

FORM OF OPINION AND 10B-5 LETTER OF KIRKLAND & ELLIS, U.S. COUNSEL FOR THE COMPANY

[Intentionally Omitted]

SCHEDULE E

FORM OF OPINION OF WEIRFOULDS LLP, CANADIAN COUNSEL FOR THE COMPANY

[Intentionally Omitted]

SCHEDULE F

FORM OF OPINION OF ZHONG LUN LAW FIRM, PRC COUNSEL FOR THE COMPANY

[Intentionally Omitted]

SCHEDULE G

FORM OF OPINION OF KIRKLAND & ELLIS, HONG KONG COUNSEL FOR THE COMPANY

[Intentionally Omitted]